UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MADISON FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

This Amendment No. 1 amends the definitive proxy statement on Schedule 14A filed by Madison Funds (the “Trust”) with the Securities and Exchange Commission on August 6, 2019 (the “Proxy Statement”). The sole purpose of this Amendment No. 1 is to correct the Record Date “Total Number of Shares and Dollar Value of Shares Outstanding” table, which appears in the Frequently Asked Questions,” section under the question “Who is eligible to vote and how will the shares be voted? The table is deleted and replaced in its entirety as follows:

Fund	Total Number of Shares Outstanding	Total Dollar Value of Shares Outstanding
Madison Aggressive Allocation Fund	5,460,477.602	$64,260,577.36
Madison Conservative Allocation Fund	6,351,004.641	$68,825,456.17
Madison Core Bond Fund	15,448,495.070	$156,288,866.54
Madison Corporate Bond Fund	1,258,475.779	$14,837,429.43
Madison Covered Call & Equity Strategy Fund	16,097,369.792	$129,653,303.73
Madison Diversified Income Fund	10,489,969.759	$170,107,572.55
Madison Dividend Income Fund	7,133,837.468	$195,110,454.75
Madison Government Money Market Fund	14,969,252.080	$14,969,252.08
Madison High Income Fund	3,271,148.529	$19,277,916.82
Madison High Quality Bond Fund	8,178,253.074	$90,206,131.41
Madison International Stock Fund	1,474,673.985	$19,757,505.24
Madison Investors Fund	14,351,273.510	$331,508,846.28
Madison Large Cap Value Fund	5,214,935.018	$68,613,114.61
Madison Mid Cap Fund	50,030,529.564	$555,939,262.20
Madison Moderate Allocation Fund	11,918,616.206	$137,390,764.85
Madison Small Cap Fund	2,614,975.599	$29,032,665.69
Madison Tax-Free National Fund	2,217,694.719	$24,239,403.28
Madison Tax-Free Virginia Fund	1,911,381.867	$22,305,826.39
TOTAL	178,392,364.262	$2,112,324,349.38

This Amendment No. 1 to Schedule 14A amends only the item of the Proxy Statement as specified above and amends that item solely to reflect the change described above. There are no other changes to the Proxy Statement.
The Notice of Special Meeting of Shareholders, the Proxy Statement (incorporating this amendment) and the Proxy Card are first being mailed to shareholders on or about August 15, 2019.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be held on October 3, 2019:

The Proxy Statement for this meeting is available at:
https://www.madisonfunds.com/proxy